Exhibit 99.2
Evant, Inc. and Subsidiaries
Consolidated Financial Statements (Unaudited)
For the Six Months Ended June 30, 2005 and 2004

EVANT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
JUNE 30, 2005 (UNAUDITED)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,261,990
Accounts receivable, net of allowance for doubtful accounts of $157,427	5,026,307
Prepaid expenses and other current assets	271,529

Total current assets	14,559,826

PROPERTY AND EQUIPMENT—Net	366,739

OTHER ASSETS	65,762

TOTAL	$14,992,327

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of notes payable	$7,036,056
Current portion of capital lease obligations	117,008
Accounts payable	611,673
Accrued compensation and benefits	1,476,190
Deferred revenue	7,137,469
Other accrued liabilities	1,035,234
Deferred obligation (Note 4)	2,751,746

Total current liabilities	20,165,376

NOTES PAYABLE	350,000

DEFERRED RENT	192,740

Total liabilities	20,708,116

COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS’ DEFICIT:
Series 1 convertible preferred stock, $0.0001 par value—authorized 13,624,173 shares; issued and outstanding 13,449,173 shares (aggregate liquidation preference of $40,347,519)	13,522,202
Series 2 convertible preferred stock, $0.0001 par value—authorized 3,678,771 shares; issued and outstanding, 3,678,771 shares (aggregate liquidation preference of $16,186,592)	7,979,162
Series 3 convertible preferred stock, $0.0001 par value—authorized 5,767,977 shares; issued and outstanding 5,629,827 shares (aggregate liquidation preference of $15,031,638)	14,983,386
Common stock, $0.0001 par value—authorized 29,500,000 shares; issued and outstanding 2,988,819 shares	97,915,074
Deferred stock compensation	(146,496)
Accumulated other comprehensive loss	(182,778)
Accumulated deficit	(139,786,339)

Total shareholders’ deficit	(5,715,789)

TOTAL	$14,992,327

See notes to consolidated financial statements.

EVANT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

	2005	2004
REVENUE:
Software license fees	$2,655,428	$1,668,704
Professional services	6,889,620	4,986,964
Maintenance fees	1,907,780	1,704,149
Hosting services	243,382	261,228

Total revenue	11,696,210	8,621,045

COST OF REVENUE:
Software license fees	34,673	48,649
Professional services	4,380,891	4,283,445
Maintenance fees	426,493	328,332
Hosting services	104,018	145,946

Total cost of revenue	4,946,075	4,806,372

GROSS MARGIN	6,750,135	3,814,673

OPERATING EXPENSES:
Product development	5,924,978	5,011,220
Sales and marketing	2,551,919	3,970,465
General and administrative	1,900,347	2,222,211
Amortization of intangible assets	—	90,708
Stock compensation expense	94,519	91,499

Total operating expenses	10,471,763	11,386,103

LOSS FROM OPERATIONS	(3,721,628)	(7,571,430)

INTEREST INCOME	35,924	42,145

INTEREST EXPENSE	(93,395)	(85,537)

NET LOSS	(3,779,099)	(7,614,822)

OTHER COMPREHENSIVE GAIN/(LOSS)—Foreign currency translation gain/(loss)	(40,095)	62,610

COMPREHENSIVE LOSS	$(3,819,194)	$(7,552,212)

See notes to consolidated financial statements.

EVANT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,779,099)	$(7,614,822)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	352,819	381,007
Amortization of intangible assets	—	90,708
Stock compensation expense	94,519	91,499
Accretion of discount on capital lease obligations and notes payable	33,512	12,888
Loss on disposal of property and equipment	—	131,350
Changes in assets and liabilities—net of effects of acquisition of business:
Accounts receivable	(2,503,817)	(704,047)
Prepaid expenses and other assets	181,788	350,427
Accounts payable and accrued expenses	349,034	(720,108)
Deferred revenue	1,514,548	776,778
Deferred rent	32,124	32,123

Net cash used in operating activities	(3,724,572)	(7,172,197)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(36,360)	(90,035)

Net cash used in investing activities	(36,360)	(90,035)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayment of notes payable	(2,147,824)	(911,249)
Principal payments on capital lease obligations	(74,425)	(152,166)
Proceeds from issuance of notes	6,749,974	—
Proceeds from issuance of convertible preferred stock—net of issuance costs	—	5,445,680
Proceeds from exercise of common stock options	—	323
Repurchase of restricted common stock	(862)	(3,957)

Net cash provided by financing activities	4,526,863	4,378,631

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	(16,242)	121,331

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	749,689	(2,762,270)

CASH AND CASH EQUIVALENTS—Beginning of period	8,512,301	13,385,054

CASH AND CASH EQUIVALENTS—End of period	$9,261,990	$10,622,784

SUPPLEMENTAL INFORMATION—Cash paid during the period for:
Interest	$59,882	$85,537
Income taxes	—	8,856
See notes to consolidated financial statements.

EVANT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2005 (UNAUDITED)
1. ORGANIZATION AND COMPANY OPERATIONS
     Nature of Operations—Evant, Inc. (formerly Nonstop Solutions, Inc.) was incorporated in California in March 1993. Evant, Inc. and its wholly-owned subsidiaries located in the United Kingdom and Germany, collectively referred to as the “Company,” provide demand chain optimization technology, information, and services to retailers, manufacturers, and wholesale distributors. The Company creates and delivers science-based software and services that are designed to improve its customers’ financial results through the integration, synchronization, and optimization of their demand networks. The Company is headquartered in San Francisco, with offices in Atlanta and the United Kingdom.
     Significant Risks and Uncertainties—The Company operates in the software industry, and accordingly can be affected by a variety of factors including factors described in these notes. Management of the Company believes that changes in any of the following areas, among others, could have a significant negative effect on the Company in terms of its future financial position, results of operations or cash flows: ability to increase revenues; the hiring, training and retention of key employees; development of sales distribution capabilities; software industry risks, including reductions in corporate technology spending; market acceptance of the Company’s products under development; fundamental changes in the technology underlying the Company’s software products; decreases in purchases or implementations of enterprise software; length of the Company’s sales cycle; the Company’s dependence on its direct sales force; dependence on sales of specific products; the Company’s dependence on third-party relationships; growth in demand for the Company’s professional services; risks of international operations; arbitration, litigation or other claims against the Company or its intellectual property; adverse changes in domestic and international market conditions; loss of significant customers; ability to compete successfully with larger firms entering the market; competition for successful and timely completion of product development efforts; product introductions by competitors and the ability to obtain additional financing.
     The Company has sustained recurring operating losses, negative working capital, and shareholders’ capital deficiency. The Company’s ability to meet its obligations in the ordinary course of business is dependent upon its ability to establish profitable operations, or to raise additional financing through public or private equity financings, and ultimately to attain successful operations.
2. SIGNIFICANT ACCOUNTING POLICIES
     Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Principles of Consolidation—The accompanying consolidated financial statements include the accounts of Evant, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The financial statements presented herein are for the interim six-month periods ended June 30, 2005 and 2004 and do not include all information and footnotes required by generally accepted accounting principles in the United States of America. However, in the opinion of management, all adjustments necessary for a fair presentation of the results of operations for the relevant periods have been made. These adjustments include only normal and recurring adjustments. These financial statements should be read in conjunction with the financial statements and notes thereto included in our financial statements for the year ended December 31, 2004. Results of the interim period are not necessarily indicative of the results to be expected for the year.
     Revenue Recognition—The Company sells its software under multiple element arrangements, deriving revenue from license fees, professional services and maintenance fees. Such revenue is accounted for in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition and related pronouncements, and is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collection of the fee is probable.
     The Company allocates the total fee to the various elements of the software arrangement based on vendor specific objective evidence (“VSOE”) of fair value, to the extent that it exists at the date of contract signing, represented by the Company’s customary pricing for such elements in separate transactions.
     When VSOE of fair value exists for post contract customer support (maintenance) but not for professional services or the software license, the fair value of the post contract customer support, as indicated by VSOE, is deferred, and the remainder of the total arrangement fee is allocated to the software license and professional service elements, bundled together. The portion of the fee allocated to post contract customer support is recognized on a straight-line basis, over the term of the support, which is generally one year. The remaining portion of the fee allocated to the software license and professional service elements is recognized on a percentage of completion basis as the services are performed.
     When software arrangements include acceptance provisions, the Company applies judgment in assessing the significance of the provision. If the likelihood of nonacceptance in these arrangements is remote and not subject to any refund provisions, revenue is recognized upon satisfaction of all other criteria for revenue recognition. If such a determination cannot be made, revenue is recognized upon the earlier of customer acceptance or expiration of the acceptance provision, provided that all other criteria for revenue recognition have been met.
     When the fee of a software arrangement is not fixed or determinable due to extended payment terms, revenue is recognized as payments from the customer become due, provided that all other criteria for revenue recognition have been met. When a portion of the fee of a software arrangement is subject to forfeiture or refund, such portion is deferred and recognized as revenue upon expiration of the forfeiture or refund provision, provided that all other criteria for revenue recognition have been met. Amounts collected in advance of revenue being recognized are recorded as deferred revenue in the accompanying consolidated financial statements.
     Hosting services revenue is recognized in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-3, Application of AICPA Statement of Position 97-2 to Arrangements That Include the Right to Use Software Stored on Another Entity’s Hardware. Such revenue consists of monthly recurring fees for hosting services, as well as associated professional services and maintenance. The Company recognizes fees for hosting services together with fees for associated professional services and maintenance over the term of the hosting arrangement, as services are performed.
     The Company also derives revenue from professional services, separate from software sales. Such revenue is recognized as the related services are performed, either on a time and materials basis or, for fixed fee contracts, on a percentage-of-completion basis.
     For those customer contracts with bundled software license and professional services, where the Company is providing significant customization, project management, and implementation, that are essential to the functionality of the software, the Company recognizes both software license and professional services revenue using the percentage of completion method of accounting described in SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, by relating hours incurred to date to total estimated hours at completion, which requires management estimates.
     Reimbursable Expenses—In accordance with EITF Issue No. 01-14, Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred, the Company recognizes amounts associated with reimbursements from customers for out-of-pocket expenses as revenue. Such amounts have been classified as professional services revenue.
     Stock-Based Compensation—In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure, which amends SFAS No. 123, Accounting for Stock-Based Compensation. This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure requirements to require prominent disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.
     As allowed under the provisions of SFAS 123, the Company accounts for its stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25 Accounting for

Stock Issued to Employees, and its related interpretations. The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS 123, and its related interpretations, which require that the fair value of such instruments be recognized as an expense over the period in which the related services are received.
     Pro forma net loss disclosure as if the Company recorded stock-based compensation expense in accordance with the provisions of SFAS 148 is presented for the six months ended June 30 as follows:

	2005	2004
Net loss—as reported	$(3,779,099)	$(7,614,822)
Add: total stock-based employee compensation expense determined under APB 25	94,519	91,499
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards	(14,199)	(30,922)

Pro forma net loss	$(3,698,779)	$(7,554,245)

     The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted assumptions: expected life, five years; average risk-free interest rate of 4.0 percent, and 3.48 percent during the six months ended June 30, 2005 and 2004, respectively; and no dividends during the expected term. The Company’s calculations are based on a single option valuation approach and cancellations are recognized as they occur.
     Comprehensive Income (Loss)—The Company reports its comprehensive income (loss) under SFAS No. 130, Reporting Comprehensive Income, which requires an enterprise to report, by major components and as a single total, the change in its net assets during the period from nonowner sources. The entire change for the six months ended June 30, 2005 and 2004 related to foreign currency translation gains/(losses).
     Recently Issued Accounting Standards—In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS No. 123R”). SFAS No. 123R eliminates the alternative of applying the intrinsic value measurement provisions of APB Opinion No. 25 to stock compensation awards issued to employees. Rather, SFAS No. 123R requires enterprises to measure the cost of employee services received in exchange for an award of equity instruments generally based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).
     The Company has not yet quantified the effects of adopting SFAS No. 123R, but it is expected that the new standard will result in significant stock-based compensation expense. The effects of adopting SFAS No. 123R will be dependent on numerous factors, including, but not limited to, the valuation model chosen by the Company to value stock awards; the assumed award forfeiture rate; and the accounting policies adopted concerning the method of recognizing the fair value of awards over the requisite service period.
     SFAS No. 123R will be effective for the Company’s fiscal year beginning after December 15, 2005, and will be applied to new awards and to awards modified, repurchased, or canceled after the date of adoption. Compensation cost for the portion of awards for which the requisite service has not been rendered (such as unvested options) that are outstanding as of the date of adoption shall be recognized as the requisite services are rendered after the date of adoption. The compensation cost relating to unvested options and other unvested awards shall be based on the accounting principles originally applied to those awards under APB Opinion No. 25.
     In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions. SFAS No. 153 requires that exchanges of nonmonetary assets be measured based on the fair value of the assets exchanged. Further, it expands the exception for nonmonetary exchanges of similar productive assets to nonmonetary assets that do not have commercial substance. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of the provisions of SFAS No. 153 is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

3. NOTES PAYABLE
     Notes payable consist of the following at June 30, 2005:

Subordinated note payable to a financial institution. 36 equal principal installments from September 2004 through August 2007, at prime plus 2%	$650,000

Accounts receivable line of credit payable to a financial institution. $4,000,000 available borrowing base for a one-year term; at prime plus 1.5%	750,000

Convertible Promissory Notes	5,999,974

Total	7,399,974

Less unamortized warrant cost	(13,918)

Total notes payable	7,386,056

Less current maturities	(7,036,056)

Long-term portion	$350,000

     On June 1, 2005, the Company conducted the first closing of the sale of Convertible Promissory Notes (the “Notes”) in the aggregate amount $5,999,974 from existing investors. The Notes are convertible into shares of Series 4 preferred stock, unless a change-of-control transaction occurs as described in Note 6. The Notes are scheduled to convert on September 30, 2005, unless (a) the Board of Directors elects to move the date October 31, 2005 or (b) holders of a majority of shares of any of the Series 1, Series 2 or Series 3 preferred stock vote to move the date to December 31, 2005. The Notes bear interest at the rate of 8% per annum. In the event of a sale of all or substantially all of the Company’s assets, merger or similar change-of-control transaction, the note holders (“Holders”) will be eligible to receive, in addition to all due principal and interest, an additional payment equal to one-half of the outstanding principal on the Notes. Further, in the event the Company sells all or substantially all of the Company assets, a merger or a similar change-of-control transaction, for an amount in excess of $28 million, Holders of the Notes who also hold shares of the Company’s Series 3 preferred stock will be eligible for an additional payment of an aggregate of $1 million, allocated based on Holders’ pro-rata holdings of Series 3 preferred stock.
4. DEFERRED OBLIGATION
     The deferred obligation represents $2,751,746 owed to a vendor in exchange for consulting services performed in 1994 and 1995. The obligation does not have a specified maturity date, and is to be drawn down by any combination of the following two methods. First, upon purchases of additional services from the vendor, the deferred obligation will be decreased by $0.20 for every $1.00 in new services purchased by the Company. The second method will decrease the deferred obligation in amounts equal to the purchase price of software licenses acquired by the vendor from the Company. To date, there have been no reductions to the deferred obligation.
5. COMMITMENTS AND CONTINGENCIES
     Indemnification—The Company includes standard indemnification clauses in software agreements with many of its customers and certain other business partners in the ordinary course of business. These clauses include provisions for indemnifying the customer against any claim brought by a third-party to the extent any such claim alleges that an Evant, Inc. product infringes a patent, copyright or trademark, misappropriates a trade secret, or violates any other proprietary rights of that third-party. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is not estimable, however, the Company has not incurred any costs to defend lawsuits or settle claims related to these indemnification provisions. No material claims for such indemnifications are outstanding as of June 30, 2005. The Company has not recorded any liabilities for these indemnification provisions at June 30, 2005.
     Contingencies—The Company has certain contingent liabilities resulting from litigation and claims incident to the ordinary course of business. Management believes that the probable resolution of such contingencies will not materially affect the financial position, results of operations or cash flows of the Company.
6. SUBSEQUENT EVENTS
     On August 31, 2005, the Company was acquired and merged with Manhattan Associates, Inc. (“Manhattan”), a leading supply chain solutions provider. The Company became a wholly-owned subsidiary of Manhattan.